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                                                                   EXHIBIT 10.42



                      ASSIGNMENT AND ASSUMPTION AGREEMENT

        This Assignment and Assumption Agreement is made effective as of April 24, 2000, by and among Callaway Golf Company, a Delaware corporation ("Callaway Golf"), Sanwa Bank California, a California corporation ("Sanwa") and Arrowhead Trust Incorporated, a California trust company ("Arrowhead").

                                   BACKGROUND

               A. On or about July 14, 1995, Callaway Golf and Sanwa entered into that certain Trust Agreement (the "Trust Agreement").

               B. On or about September 13, 1995, pursuant to a Stock Purchase Agreement dated July 14, 1995, Sanwa, as trustee under the Trust Agreement, executed and delivered to Callaway Golf a Non-Recourse Promissory Note dated September 13, 1995, made payable to Callaway Golf in the original principal amount of $60,575,000 (the "First Promissory Note"), and in exchange therefor purchased 4,000,000 shares of Callaway Golf Common Stock, as evidenced by Stock Certificate No. NY 17202 (the "First Stock Certificate").

               C. On or about December 29, 1995, pursuant to a Stock Purchase Agreement dated December 21, 1995, Sanwa, as trustee under the Trust Agreement, executed and delivered to Callaway Golf a Non-Recourse Promissory Note dated December 29, 1995, made payable to Callaway Golf in the original principal amount of $26,262,600 (the "Second Promissory Note"), and in exchange therefor purchased 1,300,000 shares of Callaway Golf Common Stock, as evidenced by Stock Certificate No. NY 17213 (the "Second Stock Certificate).

               D. On or about April 21, 2000, Sanwa sold to Arrowhead a portion of it's trust business, including its rights and obligations with respect to the First Promissory Note and the Second Promissory Note (collectively, the "Notes"), the shares of Callaway Golf Common Stock represented by the First Stock Certificate and the Second Stock Certificate (collectively, the "Acquired Shares"), the Trust Agreement and the Trust Fund.

               E. Callaway Golf is willing to consent to the transfer of the Assigned Documents (hereafter defined) to Arrowhead only upon the following terms and conditions:

                                   AGREEMENT

        1. Assignment. Sanwa does hereby assign, transfer and convey to Arrowhead all of its right, title and interest in and to (i) the Trust Agreement, (ii) the Notes, (iii) the Acquired Shares, including the First Stock Certificate and the Second Stock Certificate, (iv) the Trust Fund (as such term is used in the Trust Agreement), including all amounts held in the Trust Fund,
(v) all reports, documents and other records relating in any manner whatsoever to the Trust Agreement or the Trust Fund

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and (vi) any other rights, agreements or instruments relating to any of the items referred to in items (i) through (v) of this sentence (collectively, the "Assigned Documents").

        2. Assumption. Arrowhead does hereby accept the assignment set forth in
Section 1 and does hereby agree as successor Trustee (as such term is used in the Trust Agreement) to pay, perform and discharge when due all of Sanwa's obligations under the Assigned Documents, including any obligation arising prior to the date hereof which has not been paid, performed or discharged prior to the effectiveness of this Assignment and Assumption Agreement.

        3. Consent. Callaway Golf does hereby consent to the assignment and assumption of the Assigned Documents as set forth above in Section 1 and Section 2.

        4. Further Assurances. Sanwa and Arrowhead agree to execute and deliver such other agreements, documents and instruments as Callaway Golf may reasonably request to further effect the transfer from Sanwa to Arrowhead of all rights and obligations being assigned and assumed hereunder and all other related rights and obligations.

        5. Notice. The address to where notice may be given to Arrowhead under any of the Assigned Documents, including but not limited to, any notice provisions thereunder, shall be as follows:

                      Mable Pascasio, Trust Officer
                      Employee Benefit Department
                      Arrowhead Trust Incorporated
                      24 Executive Park, Suite 125
                      Irvine, CA 92614
                      Fax:  (949) 263-8026

        6. Settlement of Accounts. Sanwa Agrees to provide by September 30, 2000, or such later date as Sanwa and Callaway Golf shall mutually agree, the written account statement required by Section 10.2 of the Trust Agreement.

        7. Counterparts. This Assignment and Assumption Agreement may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.



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        IN WITNESS WHEREOF, the undersigned have executed this Assignment and
Assumption Agreement as of the date first set forth above.


SANWA BANK CALIFORNIA:



By:
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Print Name:
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ARROWHEAD TRUST INCORPORATED:



By:
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Print Name:
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CALLAWAY GOLF COMPANY:



By:
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Print Name:
Print Title: